UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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AMPLIPHI BIOSCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    May 30, 2014

Dear Stockholder:

We are pleased to announce that our Board of Directors is presenting Ms. Wendy S. Johnson as an additional nominee for election as a director at our Annual Meeting of Stockholders to be held on Friday, June 27, 2014 at 10:00 a.m.

Because this nomination adds Ms. Johnson to the slate of directors proposed to be elected at the Annual Meeting, we are providing additional information in the enclosed Supplement to Proxy Statement and an amended proxy card or voting instruction card to allow stockholders to vote on the election of Ms. Johnson to a three-year term. The election of Ms. Johnson as a director is being considered as a separate proposal (Proposal No. 3).

You may vote on all four proposals by one of the alternatives described in the Supplement. The receipt of your new proxy or voting instructions will revoke and supersede any proxy or voting instructions previously submitted.

Please read the Proxy Statement that was previously made available to stockholders and the Supplement in their entirety, as together they contain information that is important to your decisions in voting at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to review the proxy materials and hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone. Alternatively, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend in person. Instructions regarding the three methods of voting are contained in the Notice or proxy card or voting instruction card. If you have already voted and do not submit new voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting with respect to all other proposals, but will not be counted in determining the outcome of the third proposal, the election of Ms. Johnson to the Board.

Sincerely,

/s/ Philip J. Young

Philip J. Young

President and Chief Executive Officer

AMPLIPHI BIOSCIENCES CORPORATION

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 27, 2014

The 2014 Annual Meeting of Shareholders of AmpliPhi Biosciences Corporation will be held on Friday, June 27, 2014 at 10:00 a.m., local time, at 12531 High Bluff Drive, Suite 100, San Diego, California, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect two Class II directors named on our proxy statement to our Board of Directors, with the Class II directors to serve for a three-year term expiring at the annual meeting of shareholders in 2017 or until their respective successors are duly elected and qualified;

2.	To ratify the selection of PBMares, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To elect an additional Class II director nominee named in the Supplement to Proxy Statement to serve a three-year term; and

4.	To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 25, 2014 as the record date for the Annual Meeting. Only holders of record of our stock on the record date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/ Philip J. Young

Philip J. Young

President and Chief Executive Officer

Glen Allen, Virginia

May 30, 2014

AMPLIPHI BIOSCIENCES CORPORATION

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

SUPPLEMENT

TO

PROXY STATEMENT

FOR

2014 ANNUAL MEETING OF SHAREHOLDERS

This Supplement to Proxy Statement is being furnished to holders of shares of common stock of AmpliPhi Biosciences Corporation, a Washington corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2014 Annual Meeting of Shareholders, and at any adjournments or postponements thereof. We will hold the Annual Meeting on Friday, June 27, 2014, at 10:00 a.m. local time at 12531 High Bluff Drive, Suite 100, San Diego, California.

This Supplement to Proxy Statement and the Amended Notice of 2014 Annual Meeting of Stockholders supplement the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2014, previously made available to our stockholders in connection with the solicitation of proxies for use at the Annual Meeting.

This Supplement is being furnished to provide information related to Proposal No. 3, which has been newly added to the agenda for the Annual Meeting. This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting. Additional information is contained in the Proxy Statement for our Annual Meeting that was previously made available to our stockholders.

The amended proxy card or voting instruction card enclosed with this Supplement differs from the proxy card or voting instruction card previously furnished to you with the Proxy Statement dated April 30, 2014, in that the enclosed proxy card or voting instruction card includes the additional director nominee for Proposal No. 3. You may vote on all four proposals by submitting the amended proxy card or voting instruction card enclosed with this Supplement or submitting a proxy via the Internet or by telephone by following the procedures on your amended proxy card or voting instruction card.

Except for the addition of Proposal No. 3, this Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2014

The Proxy Statement, the Company’s Annual Report to Stockholders, this Supplement, the amended Proxy Card, and the Amended Notice of 2014 Annual Meeting of Stockholders are available at www.proxyvote.com. Your vote is very important. You may vote your shares via the Internet or by telephone by following the instructions on your proxy card and on www.proxyvote.com, or by signing, voting and returning the proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice, the Proxy Statement and this Supplement. If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet, by telephone or by returning your proxy card.

Addition of Candidate for Election at the Annual Meeting

The Board, acting upon the recommendation of the Nominating and Corporate Governance Committee, has authorized the addition of a candidate to our nominees for election to the Board at the Annual Meeting. Ms. Johnson has been recommended as a nominee to stand for election as a director to serve a three-year term. Biographical and other information concerning Ms. Johnson is provided below under “Proposal No. 3—Election of An Additional Director.”

Voting; Revocability of Proxies

Any stockholder of record who votes by telephone or the Internet or who executes and returns a proxy may revoke such proxy or change such vote at any time before it is voted at the Annual Meeting by (i) filing with the Corporate Secretary of the Company at AmpliPhi Biosciences Corp, 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060, written notice of such revocation, (ii) casting a new vote by telephone or the Internet or by submitting another proxy that is properly signed and bears a later date or (iii) attending the Annual Meeting and voting in person. A stockholder whose shares are owned beneficially through a bank, broker or other nominee should contact that entity to change or revoke a previously given proxy.

Voting Requirements

The affirmative vote of a plurality of the total shares of common stock represented in person or by proxy and entitled to vote is required for the election of each of the nominees. It is the intention of the persons named as proxies to vote such proxy FOR the election of all nominees, unless otherwise directed by the shareholder. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and “broker non-votes” will not be counted toward such nominee’s achievement of plurality. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Annual Meeting of Shareholders, but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter.

The Proxy

The person named as attorney-in-fact in the proxy, Philip J. Young, was selected by the Board of Directors and is an officer of AmpliPhi. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such person at the Annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. This Supplement and the amended proxy card amend the Proxy Statement and proxy card, both dated April 30, 2014, by removing Kelley A. Wendt as attorney-in-fact in the proxy.

PROPOSAL NO. 3

ELECTION OF AN ADDITIONAL DIRECTOR

At the Annual Meeting, three (3) directors are to be elected to serve until the 2017 Annual Meeting of Stockholders, or until their earlier retirement, resignation or removal.

Biographical and share ownership information with respect to all nominees and certain other information relating to the Company’s Board of Directors is set forth in the Proxy Statement under the caption “Proposal No. 1 – Election of Directors.”

In addition to Proposal No. 1 of the Company’s Proxy Statement, filed on April 30, 2014, in which the Board requested that stockholders vote for the election of two Class II directors, Michael S. Perry, Ph.D and Julian P. Kirk, for three-year terms expiring in 2014, the Board of Directors is pleased to inform you that a new candidate has been nominated for election to the Board. On May 19, 2014, the Board of Directors selected Wendy S. Johnson to fill a vacancy on the Board of Directors. Ms. Johnson currently serves on the Board as a Class II director and her term will expire at our annual meeting of stockholders to be held in 2014. That process has resulted in the naming of Ms. Johnson as a third nominee for election to the Board. Her qualifications and skills as a director are disclosed below, as is her biographical information.

The Board of Directors has nominated Ms. Johnson for election as Class II director, for a three-year term expiring in 2017. If elected, the nominee will hold office until her term expires and until a successor is elected and qualified. The Board has determined that Ms. Johnson is independent, as defined under the listing standards of the New York Stock Exchange.

Qualifications and Skills of Directors and Nominee

As described below, the Company has adopted policies for identifying and evaluating director candidates.

Consideration of Director Candidates Recommended by Shareholders

It is the policy of the Board to consider any director candidates recommended by a shareholder of the Company, provided the information regarding director candidates recommended by a shareholder is submitted to the Board in compliance with this policy and AmpliPhi’s Bylaws.

Qualifications of Board Candidates

There are no specific, minimum qualifications that the Board requires to be met by a director nominee recommended for membership on the Board, nor are there any specific qualities or skills that are necessary for one or more of the Company’s directors to possess, other than as are necessary to meet any requirements under rules and regulations (including any stock exchange rules) applicable to the Company, including any independence and financial literacy tests (as such terms may be defined under any stock exchange rules then applicable to the Company).

Notwithstanding the foregoing, the Board considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board, including those set forth below.

Process for Identification and Evaluation of Director Candidates

The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board, whom the independent members of the Board believe continue to make important contributions to the Board and who consent to continue their service on the Board. Consistent with this policy, in considering candidates for election at annual meetings of shareholders, the independent members of the Board will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

The independent members of the Board will evaluate the qualifications and performance of the incumbent directors that desire to continue their service. In particular, as to each such incumbent director, the independent members of the Board will (i) consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the independent members of the Board, (ii) review any assessments of the performance of the director during the preceding term made by the Board, and (iii) determine whether there exist any special, countervailing considerations against re-nomination of the director.

If the independent members of the Board determine that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the view of the independent members of the Board the incumbent should not be re-nominated, the independent members of the Board will, absent special circumstances, propose the incumbent director for re-election.

The process by the independent members of the Board for identifying and evaluating nominees for director, including nominees recommended by a shareholder, involves (with or without the assistance of a retained search firm):

· compiling names of potentially eligible candidates;

· conducting background and reference checks;

· conducting interviews with candidates and/or others (as schedules permit);

· meeting to consider and approve final candidates; and

· as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates.

During the search process, the independent directors endeavor to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, shall effectively serve the long-term interests of the Company’s shareholders and contribute to the Company’s overall corporate goals.

In considering potential new directors, the independent members of the Board will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are:

· personal and professional integrity;

· broad experience in business, finance or administration;

· familiarity with the Company’s industry; and

· prominence and reputation.

Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is also further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. Nominees will be screened to ensure each candidate has qualifications which complement the overall core competencies of the Board. A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board. The screening process includes a background evaluation and a review of the potential nominee’s qualification as an independent director under applicable rules and regulations (including the rules and regulations of the SEC and any applicable stock exchange).

There are no differences in the manner in which the Board considers and evaluates nominees for director based on whether the nominee is recommended by a shareholder.

With respect to the Company’s additional nominee, the Board has determined that Ms. Johnson brings to our Board significant experience in pharmaceutical drug development and business development, as well as a strong background in microbiology.

The Board of Directors recommends a vote FOR the election as director the Class II nominee listed below.

The principal occupation and certain other information (including age as of the date of this Supplement) about the nominee is set forth below.

DIRECTOR NOMINEE

Class II Director Whose Term Expires in 2017

Wendy S. Johnson

Director Nominee

Wendy S. Johnson, 62, joined our Board of Directors in May 2014. Between 2005 and January 2014 Ms. Johnson served as a venture partner at ProQuest Investments, a venture capital firm. From November 2006 until January 2014, Ms. Johnson served as the President and Chief Executive Officer of Aires Pharmaceuticals, a ProQuest portfolio company. Prior to joining ProQuest, she served as Senior Vice President, Corporate Development, at Salmedix Inc., and she held senior business and corporate development positions at WomenFirst Healthcare, Prizm Pharmaceuticals (Selective Genetics Inc.), Cytel Corp., Synbiotics Corp., and Murex Corp. (Cambridge U.K.). Additionally, Ms. Johnson served as Assistant Director with the Center for Devices and Radiological Health at the U.S. Food and Drug Administration. Ms. Johnson holds an M.B.A. from Loyola University, an M.S. in clinical microbiology from the Hahnemann Medical School and a B.S. in microbiology from the University of Maryland. Ms. Johnson brings to our board significant experience in pharmaceutical drug development and business development, as well as a strong background in microbiology.

Security Ownership of Ms. Johnson

As of May 30, 2014, Ms. Johnson did not beneficially own any shares of the Company’s Common Stock.

OTHER BUSINESS

The Board of Directors knows of no business other than the matters set forth in this Supplement and the Proxy Statement dated April 30, 2014 that will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.